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                         CERTIFICATE OF INCORPORATION

                         OF A PRIVATE LIMITED COMPANY

                              Company No. 3525561

The Registrar of Companies for England and Wales hereby certifies that

IMPERIAL HOME DECOR GROUP HOLDINGS 1 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, London, the 6th March 1998

                                        /s/ S. Bashar
                                        Miss S. Bashar

                                        For The Registrar of Companies

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THE COMPANIES ACTS 1985-1989

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES

OF ASSOCIATION

IMPERIAL HOME DECOR GROUP
HOLDINGS 1 LIMITED

PRIVATE LIMITED COMPANY NUMBER: 3525561

INCORPORATED:  6th March 1998

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ALPHA SEARCHES AND FORMATIONS LIMITED
2nd Floor
83, Clerkenwell Road
London EC1R 5AR

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THE COMPANIES ACTS 1985-1989

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

IMPERIAL HOME DECOR GROUP HOLDINGS 1 LIMITED

1. The name of the Company is: IMPERIAL HOME DECOR GROUP HOLDINGS 1 LIMITED.

2. The registered office of the Company will be situate in England.

3. The objects for which the Company is established are:

   (a) To carry on business as a general commercial company.

   (b) To carry on any other business of any description whatsoever which may seem to the Company or in the opinion of the Board of Directors thereof to be advantageously carried on in connection with or ancillary to the objects of the Company or any of them and calculated directly ro indirectly to render more profitable the Company's business.

   (c) To purchase or by any other means acquire, sell, lease, rent, license, surrender, accept surrenders of, mortgage, charge or otherwise deal in any freehold, leasehold or other property wheresoever situate.

   (d) To erect, construct, pull down, dismantle, remove or replace, repair and maintain, alter, hire, enlarge and adapt any buildings both portable and otherwise and use the same for the Company's business or any of them.

   (e) To purchase or by any other means acquire, take over and undertake all or any part of the business, property, liabilities and assets of any person, firm or company carrying on or formed to carry on any business for which this Company is authorised to carry on or possessed of property suitable to the purposes of this Company and which is calculated to advance the interests of this Company and make more profitable the Company's business and to pay cash or to issue shares, stock, debentures or debenture stock of this Company as the consideration for such purpose of acquisition and to undertake any liabilities or obligations relating to the business or property so purchased or acquired.

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   (f) To buy, sell, export, import, manufacture, exchange or part exchange, let on hire, build, construct, install, erect, enlarge, improve, adapt, dismantle, remodel, repair and maintain any engine, machinery, plant and material of any description capable of being conveniently made, used or sold in any of the businesses or trades aforesaid.

   (g) To enter into partnership or any arrangement of any kind with any person, persons, firm or company having for its objects similar objects to those of this Company or any of them with a view to increasing the business of the Company.

   (h) To purchase, subscribe for or otherwise acquire shares, stock or other interests in any company or corporation.

   (i) To act as agents or brokers for any person, firm or company and to undertake and perform sub-contracts for any person, persons, firms or companies and also to appoint such agents, sub-contractors and brokers and to act in any of the businesses of the Company through them.

   (j) To apply for, register, purchase or by any means acquire and protect and prolong and renew any trade marks, patents, licenses, concessions and designs which may be capable of being dealt with by the Company or likely to benefit the Company and to grant licences or privileges thereout.

   (k) To sell, let, license, develop, improve or otherwise deal with the undertaking of all or any part of the property or assets of the Company, upon such terms as the Company may approve with power to accept shares, debentures or securities of, or interests in, any other company.

   (l) To borrow and raise money in such manner as the Company shall think fit and in particular by the issue of debentures or debenture stock charged upon all or any of the Company's property both present and future including its uncalled capital and to re-issue any debentures at any time paid off.

   (m) To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable instruments.

   (n) To guarantee the payment of any debentures, debenture stock, mortgages, charges, bonds, obligations, interests, dividends, securities, monies or shares or the performance of contracts or engagements of any other company or person and to give indemnities and guarantees of all kinds whenever considered desirable and to guarantee either by personal obligation or by mortgaging or charging all or any part of the undertaking property and assets both present and future and uncalled capital of the Company or by both such methods, the performance of any contract or obligation of any person, firm or company whatsoever.

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   (o) To invest and deal with the monies of the Company not immediately required in such charges or upon such securities and in such manner and on such conditions as may from time to time be determined.

   (p) To lend and advance money and give credit to any persons, firms or companies on such terms and conditions as the Company may decide.

   (q) To make advances to customers and others and allow them credit without security to enable them to purchase the goods, produce and products of the Company or use its services and for any other purpose calculated to enhance the Company's business.

   (r) To promote the Company's interests by advertising its products, works or services in any manner and to take part in competitions, displays and exhibitions and offer prizes, gifts and concessions to customers or prospective customers as might seem desirable.

   (s) To remunerate any person, firm or company rendering services to this Company in any manner whatsoever.

   (t) To grant pensions to employees and ex-employees and Directors and ex-Directors or other Officers of the Company, their widows, children and dependents and to subscribe to benevolent and other funds for the benefit of any such persons and to subscribe to and assist any charitable association and assist in the promotion thereof.

   (u) To pay all and any expenses incurred in connection with the promotion, formation and incorporation of this Company and to promote or aid in the promotion of any other companies.

   (v) To distribute any property of the Company in specie among the Members of the Company.

   (w) To procure the Company to be registered or recognized in any part of the world.

   (x) To do all such other things as are incidental or conducive to the attainment of the above objects or any of them.

   It is declared that the foregoing sub-clauses or any of them shall be construed independently of each other and none of the objects herein mentioned shall be deemed to be merely subsidiary to the objects contained in any other sub-clauses.

4. The liability of the Members is limited.

5. The Share Capital of the Company is (pound)1,000 divided into 1,000 Ordinary Shares of (pound)1.00 each, each with power to increase or to divide the sales in the capital for the time being

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   into different classes having such rights, privileges and advantages as to voting or otherwise as the Articles of Association may from time to time prescribe.

WE, the persons whose names and addresses are desirous of being formed into a Company in pursuance of the Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and                                       Shares taken
description of subscribers                                 by each subscriber
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David Parry                                                ONE
2nd Floor
83 Clerkenwell Road
London EC1R 5AR

Company Registration Agent

John Fake                                                  ONE
2nd Floor
83 Clerkenwell Road
London EC1R 5AR

Company Registration Agent




Dated: 5 March 1998
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Witness to the above signatures:

Darren Cooper
2nd Floor
83 Clerkenwell Road
London EC1R 5AR

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THE COMPANIES ACTS 1985-1989

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

IMPERIAL HOME DECOR GROUP HOLDINGS 1 LIMITED

PRELIMINARY

1. The Company is a Private Company within the meaning of Section 1(3) of the Companies Act 1985. Accordingly the Company shall not offer to the public (whether for cash or otherwise) any shares in or debentures of the Company or allot or agree to allot (whether for cash or otherwise) any shares in or debentures of the Company with a view to all or any of the shares or debentures being offered for sale to the public. Subject as hereinafter provided the Regulations set out in Table "A" in the Companies (Tables A to F) Regulations 1985 shall apply to this Company.

2. The following Articles of Table "A" shall not apply to this Company, videlicet:24, 37, 40, 46, 50, 53, 73, 74, 75, 81, 94 and the last sentence of Article 79.

SHARE CAPITAL

3. The Directors of the Company shall within a period of five years from the date of incorporation of the Company be entitled to exercise the Company's power to allot, grant options over or otherwise dispose of the entire amount of the original share capital of the Company. The Members of the Company shall have power from time to time by Ordinary Resolution to renew or revoke the Directors' exercise of the Company's power to allot, grant options over or otherwise dispose of any shares in the capital of the Company.

4.       (a)      Sections 89(1), 90(1) to (5) and Section 90(6) of the
                  Companies Act 1985 shall not apply in relation to the issue of any equity securities by the Company but in substitution therefor the provisions of sub-paragraph (b) of this Article shall apply.

         (b) Save as otherwise directed by the Company in General Meeting, any new shares from time to time to be created shall before they are issued be offered to the Members in proportion as nearly as possible to the numbers of shares held by them. Any such offer shall be made by notice specifying the number of shares offered and limiting a time within which the offer, if not accepted, will be deemed to be declined and after the expiration of such time any shares not accepted and any shares which, by reason of the ratio which the shares to be issued bear to the shares held by persons entitled to an offer thereof, cannot, in the opinion of the

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                  Directors, conveniently be offered under this Article, shall be at the disposal of the Directors who may allot, grant options over, or otherwise dispose of the same to such persons at such time and on such terms as they think proper.

5. Subject to the provisions of the Companies Act 1985 including Sections 159 and 171 thereof, the Company shall have power to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be prescribed by these Articles.

6. Subject to the provisions of the Companies Act 1985 including Sections 162 and 171 to 175 thereof, the Company may purchase its own shares including any redeemable shares.

SHARE CERTIFICATES

7. Every share certificate may, if the Company has a seal, be sealed with the seal, and shall otherwise be signed by a Director and the Secretary, or by two Directors and be expressed to be executed by the Company and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon, and Article 6 of Table A shall be modified accordingly.

LIEN

8. The lien conferred by Article 8 in Table A shall also attach to fully paid up shares and dividends and to all shares registered in the name of any person indebted or under liability to the Company whether he shall be the sole registered holder thereof or one of two or more joint holders thereof.

TRANSFER OF SHARES

9. A Member desiring to transfer shares other than to the Company pursuant to Article 6 hereof shall give notice in writing handed personally or sent by registered or recorded delivery post to their correct and last known address of such intention to the Company, the Directors and all the shareholders of the Company giving particulars of the shares in question. The Directors as agent for the Member giving such notice may dispose of such shares of any of them to Members of the Company in a direct and pro rata proportion to their existing holdings at a price to be agreed between the Transferor and the Directors, or failing agreement at a price fixed by the Auditors of the Company as a fair value thereof. If within twenty-eight days of the date of the said notice the Directors are unable to find a Member or Members willing to purchase all such shares on such conditions the Transferor may dispose of so many of such shares as shall remain undisposed of in any manner he may think fit within three months from the date of the said notice but the Directors may in their absolute discretion and without assigning any reason therefor decline to register any such transfer whether or not it is in respect of a fully paid up share or shares.

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GENERAL MEETINGS

10. The Directors may call General Meetings and, on the requisition of Members pursuant to the provision of the Companies Act 1985, shall forthwith proceed to convene an Extraordinary General Meeting for a date not more than twenty-eight days after the date of the notice convening the Meeting. If there are not within the United Kingdom sufficient Directors to call a General Meeting, any Director or any Member of the Company may call a General Meeting.

11. Article 38 of Table A shall be read and construed as if the words "ninety-five percent" were followed by the words "(or such lesser percentage, not being less than ninety per cent, as may be determined by Resolution of the Company in General Meeting in accordance with
         Section 379A of the Companies Act 1985)".

PROCEEDING AT GENERAL MEETINGS

12. At any General Meeting a Resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll is (before or on the declaration for the result of the show of hands) demanded by the Chairman or any Member in person or by proxy. Unless a poll is so demanded, a declaration by the Chairman that a Resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such Resolution. The demand for a poll may be withdrawn. In the event of an equality of votes, the Chairman shall not have a second or casting vote.

DIRECTORS

13. Article 64 of Table A shall apply, with the exception of the words "but shall not be less than two", and accordingly there may be a sole Director. If and so long as there is a sole Director, such Director may act alone in exercising all the powers and authorities by Table A or those Articles vested in the Directors generally. The first Directors of the Company shall be the person or persons named in the Statement delivered to the Registrar of Companies prior to the formation of the Company pursuant to Section 10(2) of the Companies Act 1985 and deemed to be appointed Directors accordingly. No Director shall be subject to retirement by rotation.

14. The Company shall not be subject to Section 293 of the Companies Act 1985 and accordingly any person may be appointed or elected as a Director whatever his age and no Director shall be required to vacate his office of Director by reason of his attaining or having attained the age of seventy years or any other age.

15. In the case of an equality of votes at any Director's Meeting, the Chairman of the Meeting shall not have a second or casting vote and
         Article 88 of Table A shall be modified accordingly.

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16.      Subject to the provisions of Section 317 of the Companies Act 1985, a
         Director may contract with the Company and participate in the profits of any contracts or arrangements as if he were not a Director. A Director shall also be capable of voting in respect of such contracts or arrangement, where he has previously disclosed his interest to the Company, or in respect of his appointment to any office or place of profit under the Company, or in respect of the terms thereof and may be counted in the quorum at any Meeting at which any such matter is considered.

SECRETARY

17. The first Secretary of the Company shall be the person or persons named as Secretary in the Statement delivered under Section 10(2) of the Companies Act 1985 and deemed to be appointed accordingly.

BORROWING POWERS OF THE DIRECTORS

18. The Directors of the Company may exercise all the powers of the Company to borrow money, whether in excess of the nominal amount of the shares capital of the Company for the time being issued or not and to mortgage or charge its undertaking, property or uncalled capital, or any part thereof, and, subject to Section 80 of the Companies Act 1985, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

ALTERNATE DIRECTORS

19. Any Director may in writing appoint any person to be his alternate to act in his place at any Meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of such an alternate shall be payable out of the remuneration payable to the Director appointing him and the proportion thereof shall be agreed between them. An alternate need not hold any share qualification.

THE SEAL

20. Article 101 of Table A shall be read and construed as if the words "The Seal" were followed by the words "if any".

INDEMNITY

21. Subject to Section 310 of the Companies Act 1985 and in addition to such indemnity as is contained in Clause 118 of Table A, every Director, Officer or Official of the Company

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         shall be indemnified out of the funds of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto.

DISQUALIFICATION OF DIRECTORS

22. The office of a Director shall be vacated:

         (1) If by notice in writing to the Company he resigns the office of Director.

         (2) If he ceases to be a Director by virtue of Section 291 of the Companies Act 1985.

         (3) If he becomes bankrupt or insolvent or enters into any arrangements with his creditors.

         (4)      If he becomes of unsound mind.

         (5) If he is prohibited from being a Director by an order made under the Company Directors Disqualification Act 1986.

         (6) If he is removed from office by a Resolution duly passed under Section 303 of the Companies Act 1985.

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Names, addresses and descriptions of subscribers.

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David Parry
2nd Floor
83 Clerkenwell Road
London EC1 5AR

Company Registration Agent

John Fake
2nd Floor
Clerkenwell Road
London EC1 5AR

Company Registration Agent




Dated:  5 March 1998
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Witness to the above signatures:

Darren Cooper
2nd Floor
Clerkenwell Road
London EC1 5AR

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